                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                                                     STATE OF
                                                                                                 PERCENTAGE        INCORPORATION
                                                                                                     OF                 OR
                   PARENT                                           SUBSIDIARY                   OWNERSHIP         ORGANIZATION
---------------------------------------------    ---------------------------------------------   ----------       --------------
ITLA Capital Corporation                         Imperial Capital Bank                              100%            California

ITLA Capital Corporation                         ITLA Funding Corporation                           100%             Delaware

ITLA Funding Corporation                         ITLA Servicing Corporation                         100%             Delaware

ITLA Funding Corporation                         ITLA Commercial Warehouse Corporation              100%             Delaware

ITLA Capital Corporation                         ITLA Management Corporation                        100%             Delaware

ITLA Management Corporation                      ITLA Commercial Investment Corporation             100%             Maryland

ITLA Capital Corporation                         Imperial Capital Real Estate Investment Trust      100%             Delaware

Imperial Capital Real Estate Investment Trust    ICCMAC Multifamily and Commercial Trust 1999-1     100%             Delaware

ITLA Capital Corporation                         ITLA Capital Statutory Trust I                     100%    (1)   Connecticut

ITLA Capital Corporation                         ITLA Capital Statutory Trust II                    100%    (1)   Connecticut


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(1)    Represents ownership of the common securities of the trust.